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                                                                     EXHIBIT 4.3

                             NUTRISYSTEM.COM INC.

                          2000 EQUITY INCENTIVE PLAN
                     FOR OUTSIDE DIRECTORS AND CONSULTANTS
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     nutrisystem.com inc., a corporation organized under the laws of the State of Delaware, hereby sets forth its 2000 Equity Incentive Plan for Outside Directors and Consultants, which provides for the grant of nonqualified stock options to Outside Directors (as hereinafter defined) and consultants of the Company. This Plan shall become effective upon its approval by stockholders of the Company in accordance with Section 5(m) hereof.

     1.   Definitions.  Whenever the following terms are used in this Plan, they
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shall have the meanings specified below unless the context clearly indicates to the contrary:

          "Affiliate" shall mean any corporation or other entity in which the Company owns, directly or indirectly, twenty-five percent or more of the voting stock or other voting equity securities.

          "Board" shall mean the Board of Directors of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

          "Committee" shall mean shall mean the committee of the Board that has been appointed to administer this Plan pursuant to Section 2 of this Plan or, in the absence thereof, the Board shall serve as the Committee.

          "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company.

          "Company" shall mean nutrisystem.com inc., a Delaware corporation.

          "Consultant" shall mean a consultant to the Company or a subsidiary (as defined in Section 424 of the Code) of the Company who is in a position in which his decisions, actions and counsel significantly impact upon the profitability and success of the Company or any subsidiary of the Company.

          "Director" shall mean a member of the Board or any member of the Board of Directors of any subsidiary of the Company.
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          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" of the Common Stock on any date shall mean the closing price of the Common Stock for such date, as reported in The Wall Street Journal, or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") System, or if the Common Stock is not reported by Nasdaq, the fair market value shall be as determined by the Board. If no closing price is reported for the date in question, the next preceding date for which such sale prices were quoted shall be used.

          "Option" shall mean a nonqualified stock option to purchase Common Stock granted under the provisions of Section 4 hereof.

          "Optionee" shall mean a person to whom an Option is granted.

          "Outside Director" shall mean a Director who is not an employee of the Company or any Affiliate of the Company.

     "Plan" shall mean this 2000 Equity Incentive Plan for Outside Directors and Consultants.

          "Termination of Service" shall mean such time as (i) a Director shall cease to serve as such or (ii) a Consultant shall cease to have a consulting relationship with the Company or any subsidiary of the Company.

     2.   Administration.
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          (a)  Composition of the Committee. This Plan shall be administered by
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the Committee, which shall consist of at least one Director who shall be appointed by and serve at the pleasure of the Board, or by the Board in the absence of the appointment of the Committee. No person who serves as a member of the Committee shall have been, or shall be, granted an award under this Plan, or an option or other award under any other plan of the Company or any of its Affiliates, except for participation in any plan in which participation would be permitted in accordance with the applicable rules of the Securities and Exchange Commission relating to disinterested administration under the Exchange Act. Subject to the foregoing, from time to time the Board may increase or decrease the size of the Committee, appoint additional members thereof, remove members with or without cause, appoint new members in substitution therefor, fill vacancies or remove all members of the Committee and thereafter administer this Plan directly.

          (b)  Duty and Powers of the Committee. The Committee shall conduct the
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general administration of this Plan in accordance with its provisions.

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The Committee shall have the power to interpret this Plan and the Options and to adopt rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules.
The Committee shall have the discretion to determine who will be granted Options and to determine the number of Options to be granted to any Outside Director or Consultant, the timing of such grant and the terms of exercise.

          (c)  Committee Actions. The Committee may act either by vote of a
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majority of its members at a meeting or by a memorandum or other written instrument signed by all members of the Committee before or after the action is taken.

          (d)  Compensation; Professional Assistance; Good Faith Actions.
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Members of the Committee shall not receive any compensation for their services in administering this Plan, but all expenses and liabilities they incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants or other persons. The Committee, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan.

     3.   Shares Subject to this Plan.
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          (a)  Limitations. The shares of stock issuable pursuant to Options
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shall be shares of Common Stock. The total number of such shares that may be issued pursuant to Options granted under this Plan shall not exceed 500,000 shares of Common Stock in the aggregate.

          (b)  Effect of Unexercised or Cancelled Options. If an Option expires
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or is cancelled for any reason without having been fully exercised or vested, the number of shares subject to such Option that were not purchased or did not vest prior to such expiration or cancellation may again be made subject to an Option granted hereunder.

          (c)  Changes in Capitalization.  Subject to any required action by the
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stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such

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outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company into Common Stock in accordance with the terms thereof shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive on the Company and the Optionees. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (d)  Dissolution or Liquidation. In the event of the proposed
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dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Option holder the right to exercise his Option as to all or any part of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.

          (e)  Sale or Merger.  In the event of a proposed sale of all or
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substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Option to be assumed or an equivalent option to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each Option holder shall have the right to exercise his Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable or (iii) declaring that an Option shall terminate at a date fixed by the Committee, provided that the Option holder is given notice and opportunity to exercise the then exercisable portion of his Option prior to such date.

     4.   Stock Options.
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          (a)  Granting of Options.
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               (i)   Eligibility. Each Outside Director and Consultant shall be
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eligible to be granted Options.

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               (ii)   Granting of Options. Options may be granted by the
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Committee at any time and from time to time while this Plan shall be in effect.
The Committee shall have the authority to determine the Outside Directors and Consultants to whom Options are granted, the number of Options to be granted to each and the timing and vesting of each grant. The Committee's determinations with respect to Options granted under this Plan need not be uniform and may be made selectively among Outside Directors and Consultants as the Committee, in its discretion, shall determine.

               (iii)  Type of Options. All Options granted under this Plan shall
                      ---------------
be options not intended to qualify as incentive stock options under Section 422 of the Code.

          (b)  Terms of Options.
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               (i)    Option Agreement. Each Option shall be evidenced by a
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written stock option agreement that shall (A) be executed by the Optionee and on behalf of the Company and (B) contain such terms and conditions as the Committee determines are required or appropriate under this Plan.

               (ii)   Option Price. The exercise price of the shares subject to
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each Option shall be not less than 100% of the Fair Market Value for such shares on the date the Option is granted.

               (iii)  Date of Grant. The date on which an Option shall be deemed
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to have been granted under this Plan shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized.

               (iv)   Exercise Term. Each stock option agreement shall state the
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period or periods of time within which the Option may be exercised, in whole or in part, as determined by the Committee, provided that no Option shall be exercisable after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

               (v)    Rights upon Termination of Service. Upon an Optionee's
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Termination of Service, for any reason other than death, the Optionee shall have the right to exercise the Option during its term within a period of three months after such termination to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. In the event that an Optionee dies prior to the expiration of his Option and without having fully exercised his Option, the

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Optionee's representative or successor shall have the right to exercise the
Option during its term within a period of one year after Termination of Service due to death to the extent that the Option was exercisable at the time of Termination of Service, or within such other period, and subject to such terms and conditions, as may be specified by the Committee.

          (c)  Exercise of Options.
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               (i)    Person Eligible to Exercise. During the lifetime of the
                      ---------------------------
Optionee, only the Optionee may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. The Company may require appropriate proof from any such person of such person's right to exercise the Option or any portion thereof.

               (ii)   Fractional Shares. The Company shall not be required to
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issue fractional shares upon the exercise of an Option and, at its election, may round the number of shares downward to the next lesser whole number of shares and pay in cash the value of the fractional shares based on the Fair Market
Value of one share on the date of exercise.

               (iii)  Manner of Exercise. Options may be exercised in whole or
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in part, from time to time, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. The purchase price of the shares with respect to which an Option is exercised shall be payable in full with the notice of exercise in cash, Common Stock at Fair Market Value or a combination thereof, as the Committee may determine from time to time and subject to such terms and conditions as may be prescribed by the Committee for such purpose. Alternatively, an Optionee may exercise his Option pursuant to a cashless or "net" exercise. If this method of exercise is elected, the Optionee will receive a number of shares of Common Stock calculated using the following formula:

                  X  = Y(A-B)
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                         A

          Where:  X  = the number of shares to be issued to the Optionee
                  Y = the total number of shares purchasable under the Option A = the current Fair Market Value of one share of Common
                       Stock
                  B  = the Option exercise price

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No fractional shares shall be issued upon the "net" exercise of an Option.  In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee so determines, the number of shares may be rounded downward to the next whole share. The Committee may also, in its discretion and subject to prior notification to the Company by an Optionee, permit an Optionee to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the Optionee will simultaneously exercise the Option and sell the shares acquired thereby through the Company's transfer agent or such a brokerage firm and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Option has been exercised.

               (iv)   Rights of Stockholders. An Optionee shall not be, nor have
                      ----------------------
any of the rights of, a stockholder of the Company in respect to any shares that may be purchased upon the exercise of any Option or portion thereof unless and until certificates representing such shares have been issued by the Company to such Optionee following the exercise of the Option as to such number of shares.

               (v)    General Restrictions. Each Option granted under this Plan
                      --------------------
shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) the satisfaction of any tax payment or withholding obligation or (iv) an agreement by the Optionee with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of or in connection with the granting of such Option or the issuance or purchase of shares of Common Stock thereunder, such Option shall not be exercised in whole or in part unless such listing, registration, qualification, consent, approval, payment, withholding or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     5.   Miscellaneous Provisions.
          ------------------------

          (a)  No Assignment or Transfer. No Option or interest or right therein
               -------------------------
or part thereof shall be liable for the debts, contracts, or engagements of the Optionee or his successors in interest nor shall it be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 5(a) shall prevent transfers by will or by the applicable laws of descent and distribution.

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          (b)  Amendment, Suspension or Termination of this Plan.  This Plan may
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be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, subject to any required stockholder approval or any stockholder approval that the Committee may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange or Nasdaq listing requirements.
Neither the amendment, suspension nor termination of this Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any outstanding Option. No Option may be granted during any period of suspension nor after termination of this Plan.

          (c)  Withholding.  Whenever the Company proposes or is required to
               -----------
issue or transfer shares of Common Stock under this Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares. If and to the extent authorized by the Committee, in its sole discretion, an Optionee may make an election, by means of a form of election to be prescribed by the Committee, to have shares of Common Stock that are acquired upon exercise of an Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by the Optionee to the Company at the time of exercise of an Option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an Option. Any such election shall be irrevocable and shall be subject to termination by the Committee, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Committee as of the date of exercise.

          (d)  Reservation of Shares. The Company, during the term of this Plan,
               ---------------------
will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

          (e)  Duration of this Plan. This Plan shall remain in effect until all
               ---------------------
Options granted under this Plan have been satisfied by the issuance of shares, but no Option shall be granted more than ten years after the earlier of the date this Plan is adopted by the Company or is approved by the Company's stockholders.

          (f)  No Prohibition on Corporate Action.  No provision of this Plan
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shall be construed to prevent the Company or any officer or Director thereof from taking any action deemed by the Company or such officer or Director to be appropriate or in the Company's best interest, whether or not such action could have an adverse effect on this Plan or any Options granted hereunder, and no Director or

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Director's estate, personal representative or beneficiary shall have any claim against the Company or any officer or Director thereof as a result of the taking of such action.

          (g)  Indemnification. With respect to the administration of this Plan,
               ---------------
the Company shall indemnify each present and future member of the Board and the Committee against, and each member of the Board and the Committee shall be entitled without further action on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Board and the Committee, whether or not he continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Board or the Committee
(i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Board or the Committee; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Board or the Committee unless, within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and the Committee and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

          (h)  Compliance with Plan Provisions. No Optionee shall have any right
               -------------------------------
with respect to this Plan, the Common Stock reserved for issuance under this Plan or in any Option until a written stock option agreement shall have been executed on behalf of the Company and by the Optionee, and all the terms, conditions and provisions of this Plan and the Option applicable to such Optionee (and each person claiming under or through him) have been met.

          (i)  Approval of Counsel.  In the discretion of the Committee, no
               -------------------
shares of Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

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          (j)  Effects of Acceptance.  By accepting any Option or other benefit
               ---------------------
under this Plan, each Optionee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Committee, the Board or their delegates.

          (k)  Construction.  The masculine pronoun shall include the feminine
               ------------
and neuter, and the singular shall include the plural, where the context so indicates.

          (l)  Compliance with Rule 16b-3.  To the extent that Rule 16b-3 under
               --------------------------
the Exchange Act applies to Options granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

          (m)  Stockholder Approval.  The grant of any Option under this Plan
               --------------------
shall be subject to the approval of this Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, or represented, and entitled to vote at a duly convened meeting of stockholders.

          (n)  Titles.  Titles are provided herein for convenience only and are
               ------
not to serve as a basis for interpretation or construction of this Plan.



Date of adoption by the Board of Directors:  May 12, 2000

Date of approval by the stockholders:  June 19, 2000

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